                                                                    EXHIBIT 99.D


     SECURED DEMAND NOTE -  LINE OF CREDIT                             JP Morgan
     ------------------------------------
                                                        Date: September 25, 2001

     FOR VALUE RECEIVED, the undersigned (the "Borrower") promises to pay to the
                                               --------
order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank") ON DEMAND at its
                                                         ----
office at 60 Wall Street, New York, New York 10260-0060, U.S.A., for the account of its Lending Office (as hereinafter defined), in lawful money of the United States of America in same day funds, the lesser of (i) U.S. $20,000,000 or (ii)
                                                    -                       --
the then-outstanding principal amount of each loan (the "Loan" or "Loans") made
                                                         ----      -----
by the Bank from time to time to the Borrower hereunder. The Borrower shall pay interest on the unpaid principal amount of each Loan until maturity on the dates and at a rate per annum as hereinafter set forth. As used herein, "Lending
                                                                    -------
Office" means the office of the Bank located at 345 Park Avenue, New York, New
------
York or such other office as the Bank may designate.

     Interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for actual days elapsed (including the first day but excluding the last day) and shall be payable on the last day of each month at a rate per annum for each day equal to the rate of interest publicly announced by the Bank in New York City from time to time as its Prime Rate (the "Prime Rate")
                                                                    ----------
for such day plus the Lending Margin (as hereinafter defined).
             ----

     "Lending Margin" means minus 1.20% per annum, provided that such rate may
      --------------        -----
be changed from time to time by the Bank in its sole discretion, with any change in such rate to become effective 10 days after the Bank shall have sent written notice of such change to the Borrower at its address set forth beneath the Borrower's signature below or such other address as the Borrower may furnish to the Bank in writing for such purpose.

     The Borrower shall pay interest on the unpaid principal amount of each Loan after the maturity thereof and, to the extent permitted by law, on accrued and unpaid interest until paid at a rate per annum equal to the sum of 2% plus the sum of the Prime Rate and the Lending Margin.

     Loans may be prepaid at any time without penalty or premium.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the Bank of its rights hereunder in any particular instance shall not constitute a waiver of any right in any subsequent instance.

     The holder of this Note may, and is hereby authorized by the Borrower to, endorse on the schedule forming a part hereof appropriate notations evidencing the date and the amount of each Loan made by the Bank and the date and amount of each payment of principal; provided that the failure of the Bank to make any such endorsement shall not affect the obligations of the Borrower hereunder.

     As collateral security for the performance of the obligations of the Borrower hereunder (collectively, the "Secured Obligations"), the Borrower
                                       -------------------
hereby pledges and assigns to the Bank, and grants to the Bank a valid first-priority security interest in shares of ARAMARK Corporation in such amount as shall be required pursuant to the following paragraph and as shall now and hereafter maintained on deposit by the Borrower in account no. 73707004 at the Bank, all other assets deposited in such account in substitution for or to supplement such shares upon the request or of consent of the Bank pursuant to the following paragraph, all security entitlements in respect thereof and all proceeds and products thereof and dividends and distributions thereon (whether in cash, additional securities or otherwise) (collectively, the "Collateral").
                                                                 ----------
The Bank shall have full control of the Collateral and any transfer affecting the Collateral is subject to its approval. The Borrower may substitute Collateral upon the consent of the Bank.

     The Borrower shall at all times maintain on deposit in the account referred to in the preceding paragraph Collateral having a value at least equal to 250% of the aggregate principal amount of Secured Obligations outstanding (as determined by the Bank). The Borrower agrees that if at any time the value of the Collateral shall be less than such amount, the Borrower shall deposit with the Bank such additional property as may be requested by the Bank. If the Borrower does not deposit such additional property within three days after such request by the Bank, the Borrower agrees that the Bank may sell the Collateral and retain the proceeds as security for the performance of the Secured Obligations.

     The Borrower will faithfully preserve and protect the Bank's security interest in the Collateral, will defend the Bank's right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and execute and deliver all such documents and instruments, including without limitation further pledges, assignments, financing statements and continuation statements, as the Bank in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable the Bank to exercise or enforce its rights under this Agreement with respect to any Collateral. The Borrower hereby authorizes the Bank to sign and file financing and continuation statements and Securities and Exchange Commission Form 144's (or similar or replacement forms), without the signature of the Borrower.

     The Borrower will not permit any liens other than the lien created hereby in favor of the Bank and other liens in favor of the Bank and its affiliates consented to by the Bank to exist upon any of the Collateral.

     The Borrower will not take any action that could in any way limit or adversely affect the ability of the Bank to realize upon its rights in the Collateral. In the event that any of the Secured Obligations shall be in default, the Bank shall be entitled to exercise all voting powers with respect to the Collateral.

     Following a default with regard to the Secured Obligations the Bank may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees and to have security entitlements in respect thereof credited to its or its nominee's securities account with any securities intermediary.

     If any of the Secured Obligations shall not be performed forthwith when due in accordance with their terms, the Bank, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, the Borrower hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by law. If any of the Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Collateral. In no event shall the Borrower be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Bank. In addition, should any portion of the Collateral consist of a time deposit or deposits with a financial institution (including the Bank), the Bank may terminate such deposit or deposits prior to the maturity thereof and any penalties payable in connection therewith shall be for the sole account of the Borrower.

     The Borrower acknowledges and agrees that the securities forming a part of the Collateral may decline speedily in value and are of a type customarily sold on a recognized market, and, accordingly, no demand, advertisement or notice, all of which are hereby expressly waived, with the exception of such notices as shall be required pursuant to Section 4 of the Amended and Restated Stockholders' Agreement dated as of the 14/th/ day of December, 1994, by and among ARAMARK Corporation and certain classes of investors specified therein (the "Stockholders' Agreement"), shall be required in connection with any sale
      -----------------------
or other disposition of any such securities, or any other part of the Collateral which may decline speedily in value or which is of a type customarily sold on a recognized market, except any notice that is required under applicable law and cannot be waived. With respect to any other type of Collateral, the Bank shall give the Borrower at least five business days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Borrower agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of all sales of Collateral, public or private, the Borrower shall pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and all liabilities and advances made or incurred by the Bank in connection with each sale or delivery, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue, first, to the payment of the costs and expenses, including legal fees, incurred by the Bank in connection with the administration and enforcement of the Secured Obligations and any amounts due to the Bank in respect of the Secured Obligations other than principal or interest, second, to the payment of interest owed with regard to the Secured Obligations, and third, to the payment of principal owed with regard to the Secured Obligations. The balance, if any, remaining after payment in full of all such amounts shall be paid to or on the order of the Borrower, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Collateral known to the Bank.

     The Borrower recognizes that the Bank may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Borrower agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Bank has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Bank agrees that any sale of the ARAMARK Corporation shares held as Collateral will be conducted in compliance with the provisions of Sections 3, 4, 5, 6 and 7 of the Stockholders Agreement. The Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

     The Bank shall have the right, for and in the name, place and stead of the Borrower, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.

     The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called "events") occurring prior to a default by
                                      ------
the Borrower in respect of any of the Secured Obligations, the Bank's duty shall be fully satisfied if (i) the Bank exercises reasonable care to ascertain the
                       -
occurrence, and to give reasonable notice to the Borrower, of any events applicable to any such securities included in the Collateral which are registered and held in the name of the Bank or its nominee or any security entitlements included in the Collateral as to which the Bank is the entitlement holder, (ii) the Bank gives the Borrower reasonable notice of the occurrence of
         --
any events, of which the Bank has received actual knowledge, as to any such securities which are in bearer form or are not registered and held in the name of the Bank or its nominee (the Borrower agreeing to give the Bank reasonable notice of the occurrence of any events applicable to any securities in the possession of the Bank of which the Borrower has received knowledge), and (iii)
                                                                           ---
subject to the exercise of its sole discretion (a) the Bank endeavors to take
                                                -
such action with respect to any of the events as the Borrower may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Bank determines that the action requested
                        -
might adversely affect the value of the Collateral as collateral, the collection of the Secured Obligations, or otherwise prejudice the interests of the Bank, the Bank gives reasonable notice to the Borrower that any such requested action will not be taken, and if the Bank makes such determination or if the Borrower fails to make such timely request, the Bank takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, and at any time following a default by the Borrower in respect of any of the Secured Obligations, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Borrower with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession or any security entitlements as to which it is the entitlement holder. The Borrower releases the Bank from any claims, causes of action and demands at any time arising out of or with respect to this Note or the Collateral and/or any actions, taken or omitted to be taken by the Bank with respect thereto, and the Borrower hereby agrees to hold the Bank harmless from and with respect to any and all such claims, causes of action and demands.

     The Borrower hereby irrevocably appoints the Bank as the Borrower's attorney-in-fact for the purpose of carrying out the provisions of this Note and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Borrower representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same. This power of attorney shall be coupled with an interest and shall survive the death or disability of the Borrower.

     The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The pledge of the Collateral hereby shall not in any way preclude or restrict any recourse by the Bank against the Borrower or any other person or entity liable with regard to the Secured Obligations or any other collateral therefor.

     Upon the repayment in full of all principal, interest and other amounts that may be payable with regard to the Secured Obligations, the Borrower shall be entitled to the return of all of the Collateral and of all other property and cash which have not been used or applied toward the payment of such principal, interest and other amounts free and clear of all liens in favor of the Bank or any encumbrances imposed by the Bank. Except as aforesaid, the assignment by the Bank to the Borrower of such Collateral and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

     Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Note or any such waiver of any provision or condition of this Note must be in writing and shall be effective only to the extent specifically set forth in such writing.

     Any communication, demand or notice to be given under this Note shall be
(i) delivered in person, (ii) sent via a courier service guaranteeing overnight
 -                        --
delivery, (iii) sent via electronic facsimile or (iv) mailed by registered or
           ---                                    --
certified mail (postage prepaid, return receipt requested) to the Borrower at the address specified below, or to the Borrower at such other address as Borrower may theretofore have designated in writing and given in like manner to the Bank. Any notice delivered to a recipient in person as provided in this paragraph shall be deemed to have been duly given when received by the recipient. Any notice sent via electronic facsimile as provided in this paragraph shall be deemed to have been duly given upon acknowledgment of receipt at the electronic facsimile number specified pursuant to this paragraph. Any notice sent by registered or certified mail or by a guaranteed overnight delivery service as provided in this paragraph shall be deemed to have been duly given upon receipt of written acknowledgment of delivery to the address specified pursuant to this paragraph.

     The Borrower represents and warrants that: (i) this Note has been duly
                                                 -
authorized, executed and delivered by the Borrower and constitutes a valid and legally binding obligation of the Borrower enforceable in accordance with its terms, (ii) the pledge and delivery of the Collateral pursuant to this Note will
        --
create a valid first priority lien on and first priority perfected security interest in the Collateral securing the payment of the Secured Obligations,
(iii) it has, and will have upon deposit of any additional Collateral with the
 ---
Bank, title to all of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever, and no consent or approval of any person, entity or governmental or regulatory authority, or of any securities exchange, was or is necessary to create or perfect this pledge or in connection with the Loans, (iv) the execution and delivery of this Note by
                               --
the Borrower and the performance by the Borrower of its obligations hereunder do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets and (v) no Liens other than in
                                                     -
favor of the Bank exist upon any of the Collateral.

     This Note shall be binding upon the Borrower an its successors, assigns, heirs and legal representatives and is for the benefit of the Bank and its successors and assigns, except that the Borrower may not assign or otherwise transfer its rights or obligations under this Note.

     The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of all or any portion of the Loans or this Note or of its right, title and interest therein or thereto or in or to this Note and the Collateral (each a "Participation") to any other lending office or to any other
                    -------------
entity (a "Participant").  In the event of any such grant by the Bank of a
           -----------
participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Note. The Borrower agrees that each Participant shall be entitled to the benefits of this Note to the extent of its Participation as if such Participant were the Bank.

     The Bank may at any time without the consent of the Borrower assign to one or more entities (each an "Assignee") all, or a proportionate part of all, of
                           --------
its rights and obligations under this Note, including but not limited to all rights with regard to the Collateral, and such Assignee shall assume such rights and obligations pursuant to an assignment and assumption agreement executed by such Assignee and the Bank.

     The Borrower agrees to pay the Bank on demand all costs and expenses, including reasonable legal fees, incurred by the Bank in connection with the administration and enforcement of this Note, all of which costs and expenses shall form part of the Secured Obligations as provided above. The Borrower shall reimburse the Bank on demand for any transfer taxes, documentary taxes, assessments or charges that are imposed at any time on or in connection with this Note and shall indemnify the Bank against liability for any such tax (including any interest and penalties).

     By executing and delivering this Note to the Bank, the Borrower is deemed to have agreed to be bound by the Terms and Conditions of Advised Line of Credit and any changes or revisions made thereto pursuant to paragraph 7 thereof.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT RECEIVED BY THE BANK IN CONNECTION HEREWITH. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY AGREEMENT RECEIVED BY THE BANK IN CONNECTION HEREWITH.

                                       Signature:    /s/ Joseph Neubauer
                                                 -----------------------
                                                         JOSEPH NEUBAUER

                                       Address:

                                       _________________________________

                                       _________________________________

                                       Electronic Facsimile Number:

                                       _________________________________

                        LOANS AND PAYMENTS OF PRINCIPAL

--------------------------------------------------------------------------------
     Date          Amount                Amount of                Notation
                  of Loan             Principal Repaid            Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

               BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

    Statement of Purpose for an Extension of Credit Secured by Margin Stock
                          (Federal Reserve Form U-1)


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK
--------------------------------------------------------------------------------
                                 Name of Bank

This report is required by law (15 U.S.C. (S) 78g   Public reporting burden for
and 78w; 12 CFR 221).                               this collection of
                                                    information is estimated to
The Federal Reserve may not conduct or sponsor,     average 0.07 hours per
and an organization (or a person) is not            response, including the time
required to respond to, a collection of             to gather and maintain data
information unless it displays a currently          in the required form and to
valid OMB control number.                           review instructions and
                                                    complete the information
                                                    collection. Send comments
                                                    regarding this burden
                                                    estimated or any other
                                                    aspect of this collection of
                                                    information, including
                                                    suggestions for reducing
                                                    this burden to: Secretary,
                                                    Board of Governors of the
                                                    Federal Reserve System,
                                                    20/th/ and C Streets, N.W.,
                                                    Washington, DC 20551; and to
                                                    the Office of Management and
                                                    Budget, Paperwork Reduction
                                                    Project (7100-0011),
                                                    Washington, DC 20503.

Instructions

1. This form must be completed when a bank extends in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2. The term "margin stock" is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange; (2) debt securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of most mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.

3. Please print or type (if space is inadequate, attach separate sheet).

Part I To be completed by borrower(s)

4. What is the amount of the credit being extended?          $20,000,000
                                                             -----------

5. Will any part of this credit be used to purchase or carry margin stock?
     [_] Yes    [_] No

If the answer is "no," describe the specific purpose of this credit. ___________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

I (We) have read this form and certify that to the best of my (our) knowledge and believe the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged or counterfeit.

Signed:                                       Signed:

/s/ Joseph Neubauer
--------------------------------------        __________________________________
Borrower's Signature       Date               Borrower's Signature      Date

Joseph Neubauer
--------------------------------------        __________________________________
Print or type name                            Print or type name

                   This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, "Borrowers of Securities Credit."

Part II To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I (2) answered "yes")

1. List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.

--------------------------------------------------------------------------------
   No. of       Issue    Market price   Date and source      Total market
   shares                  per share      of valuation      value per issue
                                        (see note below)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

2. List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 per cent of the current market value under the current Supplement to Regulation U.

--------------------------------------------------------------------------------
   Principal    Issue    Market price   Date and source      Total market
    amount                 per share      of valuation      value per issue
                                        (see note below)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

3. List other collateral including nonmargin stock securing this credit.

--------------------------------------------------------------------------------
     Describe briefly    Market price   Date and source      Total market
                           per share      of valuation      value per issue
                                        (see note below)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Note: Bank need not complete "Date and source of valuation" if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.

Part III To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer's statement in Part I in good faith as required by Regulation U*; and I certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

                                                       Signed:

11/13/01                                               /s/ Thomas R. Clarke
--------                                               --------------------
Date                                                   Bank officer's signature

Vice President                                         Thomas R. Clarke
--------------                                         ----------------
Title                                                  Print or type name

* To accept the customer's statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

 This form must be retained by the lender for three years after the credit is extinguished.

                                                                  September 2001
Mr. Joseph Neubauer
Chairman and CEO
ARAMARK Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107

Personal and Confidential
-------------------------

Dear Sir:

I am pleased to advise you that Morgan Guaranty Trust Company of New York ("Morgan") has established in your favor a line of credit (the "Line of Credit") in the amount of $20,000,000.

Borrowings by you from Morgan under the enclosed note (the "Note") that will evidence your obligations to Morgan with regard to the Line of Credit shall be subject to the following conditions of borrowing and repayment:

..    Loans ("Loans") under the Line of Credit and optional prepayments shall each be in a principal amount of at least $25,000.
..    Proceeds of Loans shall be used for the purpose of asset diversification, charitable contributions and to finance committed investment partnership capital calls.

So long as the Line of Credit is in existence or you shall be indebted to Morgan with regard thereto or the Loans:

..    You shall deliver to Morgan (i) copies of your unaudited balance sheet and income statement in form satisfactory to Morgan within 90 days after the end of each calendar year or within 90 days after June 30 of any year, (ii) copies of periodic independent valuations of shares of ARAMARK Corporation if and when such valuations are received by you, and (iii) such other information concerning your financial condition as Morgan may from time to time request; prior to the merger described below, you shall maintain on deposit at Morgan shares of ARAMARK Corporation Class A or B common stock ("the Shares") or other Collateral (as that term is used in the Note) acceptable to Morgan having at all times a fair market value of not less than 250% of the aggregate dollar amount of the Secured Obligations (as that term is used in the Note). Subject to the provisions below with respect to the tender offer, if at any time the fair market value of the Collateral shall be less than such amount, you shall forthwith restore compliance with such collateralization requirement by either repaying a portion of the Secured Obligations or delivering to Morgan Collateral acceptable to Morgan to be held pursuant to the provisions of the Note. At or prior to the merger, you will execute and deliver to the transfer agent such instructions as Morgan requests, so that upon the merger and the cancellation of certificates representing the Shares, Morgan will continue to hold a perfected security interest in the Shares.

     We understand that the shares are currently subject to an Amended and Restated Stockholder's Agreement ("Stockholders' Agreement") (copy attached which provides in section 3.02 that a shareholder is entitled to pledge shares provided that the lender agrees not to dispose of such shares except in compliance with the provisions of that Agreement.

     We understand that ARAMARK Worldwide Corporation has filed documents with the SEC indicating its intent to offer new Class B common stock to the public. In connection with the proposed transaction, the stockholders will be asked to approve a merger agreement and will be asked to consent to the termination of the current Stockholders' Agreement. In addition, certificates representing old shares of ARAMARK Corporation will become void as a result of the merger. If necessary approvals are obtained and ARAMARK proceeds with the public offering, your Shares will then be subject to the restrictions contained in a new Amended and Restated Certificate of Incorporation of ARAMARK Corporation, as well as the restrictions in any Lock-Up Agreements to which you are a party. Current drafts of the Amended and Restated Certificate of Incorporation and Lock-up Agreement have been provided to us. It is understood that those Agreements may further change (collectively the "Restrictions").

     Of course, if the public offering and related transactions do not occur, the Stockholders' Agreement and the restrictions on transfer of Shares contained therein will remain in place.

     Accordingly, Morgan agrees to comply with the requirements of the Stockholders' Agreement and the Restrictions and not to dispose of the Shares except in compliance with the provisions of the Stockholders' Agreement (while such Agreement is in place) and agrees to comply with and be bound by the other Restrictions referred to in this letter.

     In addition, Morgan agrees to release any shares pledged to Morgan or subject to a security interest in Morgan's favor and to take any other action reasonably necessary to facilitate your tender of all or any portion of the Shares pursuant to the tender offer described in the Registration Statement on Form S-1 originally filed with the SEC on July 17, 2001. It is agreed that the net proceeds after taxes of the tender of any such Shares will be used by Morgan to repay any indebtedness under the line of credit or the Secured obligations unless substitute shares of ARAMARK Corporation stock or other Collateral acceptable to Morgan having a fair market value of not less than 250% of the aggregate dollar amount of the Secured Obligations then outstanding is pledged to Morgan or subjected to a security interest in favor of Morgan in lieu of any pledged Shares sold in the tender offer.

     It is agreed that the event of any conflict between the provisions of this letter agreement and the provisions of the attached Secured Demand Note - Line of Credit, dated September 25, 2001 from JP Morgan, the provisions of this letter agreement shall control.

The Line of Credit is an uncommitted credit facility that is subject to Morgan's periodic review and the Loans are payable on demand. Morgan's right to demand payment is absolute and unconditional and shall not be affected by your compliance or non-compliance with any covenant or agreement contained in this letter or otherwise agreed to by you.

     Please confirm your agreement with the foregoing by signing in the space below and returning to me the enclosed copy of this letter.

                                              Very truly yours

                                              MORGAN GUARANTY TRUST
                                               COMPANY OF NEW YORK

                                              By:  /s/ Thomas R. Clarke
                                                  ---------------------



Agreed to:

/s/ Joseph Neubauer
-------------------